SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) August 12, 2003

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State of other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events and Regulation FD Disclosure.

On August 12, 2003 Standard & Poor's Rating Services affirmed the Company's corporate credit rating of BBB- with a stable outlook. Standard & Poor's Press Release is provided below.

Rating on Central Vermont Public Service Corp. Affirmed at 'BBB-'; Outlook Stable

Publication date:                 12-Aug-2003

Analyst(s):                           Jeanny Silva, New York (1) 212-438-1776;
                                             Dimitri Nikas, New York (1) 212-438-7807

Credit Rating:  BBB-/Stable/--

Rationale
             On Aug. 12, 2003, Standard & Poor's Ratings Services affirmed its corporate credit rating on electric utility Central Vermont Public Service Corp. at 'BBB-'. The outlook is stable.

             The Vermont-based company has about $143.4 million of debt.

             The ratings affirmation on Central Vermont reflects the company's average business profile characterized by an improving regulatory environment, a diverse customer mix, stable demand growth, and low operating risk. These strengths are offset by a reliance on long-term purchased power and a continued commitment to support nonregulated wind-power ventures in both the U.S. and abroad.

             Given material off-balance sheet adjustments due to the existence of substantial long-term, purchased-power agreements (PPAs), the company's financial profile remains weak for the rating category.

             Central Vermont serves about 150,000 retail customers in a territory that covers nearly half of Vermont. The company also serves an additional 10,000 customers in New Hampshire through its subsidiary, Connecticut Valley Electric Co. (CVEC). Pending FERC approval, Central Vermont will sell its CVEC subsidiary to the Public Service Company of New Hampshire (PSNH) in early 2004. This sale will settle a long-standing dispute regarding the recovery of stranded costs due to the mandated termination of a wholesale-power contract between Central Vermont and CVEC. The company had estimated a pretax loss of about $27 million associated with the termination of this contact. However, pursuant to the sale agreement with the PSNH, Central Vermont will receive about $21 million for the recovery of the power contract stranded costs, $9 million for the sale of CVEC assets to PSNH, plus certain other adjustments.

             Standard & Poor's views the Vermont regulatory environment as having improved in recent years, especially compared with the contentious period of the late 1990's. During that time, issues of power-cost disallowance pertaining to the Hydro-Quebec power contract, one of Central Vermont's largest suppliers of electricity, endangered the financial well-being of the company. Since then, Central Vermont has been allowed to recover all such power costs in rates. Most recently, the company has reached an agreement with the Vermont Department of Public Service to freeze rates at current levels and to reduce its allowed return on equity to 10.5% from 11%. While the agreement still needs to be approved by the Vermont Public Service Board, it opens the doors to further discussions concerning rate redesign and the cooperative development of a regulation plan.

             Central Vermont relies on long-term purchased-power to meet 70% of its capacity requirements. The company meets the balance of those requirements with a combination of owned and short-term purchased power. Nearly one-third of total capacity is procured from the Hydro-Quebec facility under a take-or-pay contract that expires in 2016. An additional 39% is purchased from the Vermont Yankee nuclear power plant under a contract that expires in 2012. While the company's purchased-power strategy minimizes its capital expenditures and provides a ceiling for power costs, Standard & Poor's views both long-term contracts as fixed commitments that have debt-like characteristics. As a result, Standard & Poor's imputes additional debt and interest components, which pressure the utility's financial profile. Standard & Poor's notes the generally favorable terms of the Vermont Yankee contract, which includes a low market adjuster and an annual cap on prices that range from $39 per MW hour (MWh) to $45 per MWh. The Hydro Quebec contract, however, has less-favorable terms, including a higher power cost that ranges from $65 per MWh to $70 per MWh and certain contract provisions that may cause Central Vermont to replace some amount of contracted power.

             Central Vermont sold its ownership interests in the Vermont Yankee nuclear plant to Entergy Corp. in July 2002 and agreed to enter into a long-term purchased-power contract for about 180 MW of capacity. As a result, the company no longer bears the operating costs or risks associated with running a nuclear and/or decommissioning a nuclear plant. Central Vermont's current business profile reflects the lower operating risk incurred by the company as a result of the sale.

             Central Vermont's customer mix is diverse and the lack of customer concentration contributes to revenue stability. Residential, commercial, and industrial customers account for about 35%, 34%, and 15% of total MWh sold, respectively. The company's top-25 commercial and industrial customers account for only 12.7% of total revenues in 2002. Central Vermont's demand growth mirrors population growth for the state. The slow-growth patterns are a source of strength for the company since they obviate the need for the company to procure or build additional power.

             Central Vermont continues to support its nonregulated businesses with investment funds from asset sales and internally generated free cash flow. The company's largest nonregulated subsidiary, Catamount Energy Corp., focuses on wind-power projects primarily in the U.S. and the U.K. Central Vermont's investment in Catamount is capped at 25% of common and preferred equity. In addition, a first-mortgage indenture eliminates the risk of cross-default by Catamount. Both of these items help alleviate the inherent risk associated with the company's pursuit of nonregulated activities. Nonetheless, the international component of Catamount's projects and management's short track record in this area adds to business risk. Increased support for the company's nonregulated businesses without evidence of adequate and sustainable returns from these businesses could weaken Central Vermont's overall credit quality.

             Central Vermont's financial profile is strong on an unadjusted basis. However, the company's financial profile remains pressured by its off-balance-sheet liabilities. As a result, the company's financial profile is weak for the rating category on an adjusted basis. Standard & Poor's expects that adjusted funds from operations to interest coverage will average about 3.2x for the next four years. Adjusted total debt to total capital is estimated at about 50.3% for the same period. The financial profile is not expected to be adversely affected by cash contributions to pension funding in 2003 and 2004. Central Vermont's capital expenditure needs are modest and should be funded largely with internally generated cash, alleviating the need for external debt financing.

Liquidity.
Central Vermont's asset sales in 2003 and 2004 provide liquidity in the near term. The company currently has about $55 million in cash and investments. As such, the company has not secured any credit facilities other than a $25 million revolving credit/term loan facility available to Catamount. Catamount's facility matures in less than two years. Standard & Poor's views Central Vermont's liquidity as adequate to meet upcoming debt maturities and various corporate needs including its expected investments in Catamount.

Outlook
The stable outlook reflects Central Vermont's stable utility segment, which should allow the company to preserve its financial profile. However, increased support for the company's nonregulated businesses without evidence of adequate and sustainable returns from these businesses could weaken its credit quality.

  Ratings list:

  Central Vermont Public Service Corp.

     Corp. credit rating                                      BBB-/Stable/--
      Senior secured debt                                  BBB+
      Preferred stock                                          BB

             Complete ratings information is available to subscribers of RatingsDirect, Standard & Poor's Web-based credit analysis system, at www.ratingsdirect.com. All ratings affected by this rating action can be found on Standard & Poor's Web site at www.standardandpoors.com; under Credit Ratings in the left navigation bar, select Credit Ratings Actions.

Forward-Looking Statements Statements contained in this report that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from liability established by the Private Securities Reform Act of 1995. Statements made that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Jean H. Gibson Jean H. Gibson, Senior Vice President, Chief Financial Officer, and Treasurer

August 12, 2003